EXHIBIT 4.8

CAMELOT ENTERTAINMENT GROUP, INC.
130 VANTIS, SUITE 140
ALISO VIEJO, CA 92656

July 31, 2008

AJW Partners, LLC
New Millenium Capital Partners II, LLC
AJW Offshore, Ltd.
AJW Qualified Partners, LLC
AJW Master Fund, Ltd.
1044 Northern Boulevard
Suite 302
Roslyn, New York 11576

Re:	Camelot Entertainment Group, Inc. (the "Company") - Amendment of Note:

Ladies and Gentlemen:

This letter sets forth the agreement of the parties hereto to amend all of the Notes, which are convertible into shares of the Company's common stock, par value $.001 per share, ever issued by the Company to the investors listed in the signature pages hereto (collectively, the "Investors")(the "Notes").

By execution hereof, for good and valuable consideration the receipt and sufficiency of which is hereby  acknowledged, the parties hereto agree that:

1.	The Interest Rate (as defined in the Notes), effective as of January 1, 2008, shall be 10%.

2.	The Applicable Percentage (as defined in the Notes) shall be 50%.

The parties shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, and instruments and documents, as the other parties hereto may reasonably request in order to carry out the intent and accomplish the purposes of this letter agreement, including without limitation the issuance of amended Notes.

Please signify your agreement with the foregoing by signing a copy of this letter where indicated and returning it to the undersigned.

Sincerely,

CAMELOT ENTERTAINMENT GROUP, INC.

By:	/s/ Robert P. Atwell
Robert P. Atwell
Chief Executive Officer

ACCEPTED AND AGREED:

AJW PARTNERS, LLC.
By: SMS GROUP, LLC

/s/ Corey S. Ribotsky
Corey S. Ribotsky, Manager

NEW MILLENIUM CAPITAL PARTNERS II, LLC
By: FIRST STREET MANAGER II, LLC.

/s/ Corey S. Ribotsky
Corey S. Ribotsky

AJW OFFSHORE, LTD.
By: FIRST STREET MANAGER II, LLC.

/s/ Corey S. Ribotsky
Corey S. Ribotsky

AJW QUALIFIED PARTNERS, LLC
By: AJW MANAGER, LLC

/s/ Corey S. Ribotsky
Corey S. Ribotsky

AJW MASTER FUND LTD.
By: FIRST STREET MANAGER II, LLC.

/s/ Corey S. Ribotsky
Corey S. Ribotsky